Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Liberty Expedia Holdings, Inc. Transitional Stock Adjustment Plan and 2016 Omnibus Incentive Plan of our report dated February 10, 2016, with respect to the consolidated financial statements of Expedia, Inc. included in the Registration Statement on Form S-4, as amended, (No. 333-210377) and related Prospectus of Liberty Expedia Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

November 16, 2016